SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9740 Scranton Road, San Diego CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 404-8800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements

As previously disclosed in PriceSmart, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2004 (the “Form 8-K”), the Company has decided to enter into a transaction designed to improve its profitability by reducing the Company’s interest payments and eliminating its preferred stock dividend obligations (the “Proposed Transaction”). Additionally, the Proposed Transaction, if approved by stockholders, will improve the Company’s financial position, particularly the Company’s ratio of current assets to current liabilities known as the “current ratio,” a measure often used in evaluating a company’s financial health. The Company believes that these balance sheet improvements will increase its creditworthiness, enhancing its ability to obtain vendor financing and other borrowings on more favorable terms and otherwise advance the long-term goals of the Company.

Agreements with the Investors

In connection with the Proposed Transaction, on October 4, 2004, the Company, along with the Sol and Helen Price Trust, the Price Family Charitable Fund, the Robert and Allison Price Charitable Remainder Trust, the Robert and Allison Price Trust 1/10/75 (the “Trusts”) and The Price Group, LLC, a California limited liability company (the “Price Group” and, collectively with the Trusts, the “Investors”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”). The Purchase Agreement provides for (i) a private placement of of the Company’s common stock, par value $.0001 per share, to the Price Group, at a price of $8 per share, to be funded through the conversion of a $25.0 million bridge loan, together with accrued and unpaid interest, extended to the Company by the Price Group on August 31, 2004, (ii) the issuance of 2,200,000 shares of common stock to the Investors in exchange for all outstanding shares of the Company’s 8% Series B Cumulative Convertible Redeemable Preferred Stock, par value $.0001 per share (the “Series B Preferred Stock”), at its initial stated value of $22.0 million and (iii) the issuance of shares of common stock, at a price of $8 per share, to the Price Group in exchange for $20.0 million of current obligations, plus accrued and unpaid interest, owed to the Price Group. The Purchase Agreement also contains a provision whereby (a) the Price Group and the Robert and Allison Price Trust 1/10/75 agree that they will not exercise (and will not convey to any other person or entity) any rights granted to them pursuant to the rights offering (as described in the Form 8-K) on shares of common stock to be issued to them pursuant to the Purchase Agreement and (b) the Sol and Helen Price Trust agrees that it will not exercise (and will not convey) any rights it may receive on shares of common stock issued to it pursuant to the Proposed Transaction. The Investors will receive rights on shares of common stock they currently hold and have not indicated whether they will exercise or transfer such rights. The transactions contemplated by the Purchase Agreement are subject to stockholder approval and, if the Proposed Transaction is approved, will be consummated within five business days after the Special Meeting of the Stockholders of the Company called to approve the Proposed Transaction (the “Special Meeting”). Directors Robert E. Price, James F. Cahill, Murray L. Galinson and Jack McGrory, and Sol Price, a significant stockholder in the Company, are co-managers of the Price Group and collectively own a significant interest in that entity and are each affiliated with certain of the Trusts as either a director or trustee.

Also, on October 4, 2004, the Company and the Investors entered into a Stockholder Voting Agreement pursuant to which the Investors agreed to (i) vote in favor of all of the proposals relating to the Proposed Transaction and (ii) deliver irrevocable proxies in favor of such proposals. The Investors beneficially own 27.0% of the Company’s common stock. The Investors additionally own approximately 5.5% of the Company’s outstanding shares of its 8% Series A Cumulative Convertible Redeemable Preferred Stock, par value $.0001 per share (the “Series A Preferred Stock”), which is convertible, at the holder’s option, into less than 1% of the Company’s outstanding common stock, and the Investors also beneficially own all of the Company’s outstanding Series B Preferred Stock, which is convertible, at the holder’s option, into approximately 13.8% of the Company’s outstanding common stock. The Company’s Series A Preferred Stock and Series B Preferred Stock do not have voting rights with respect to the proposals at the Special Meeting.

Employment Agreement

On June 3, 2004, the Company entered into an employment agreement, as amended on August 2, 2004, with Jose Luis Laparte as described below. The agreement becomes effective October 8, 2004. The information included under Item 5.01 of this report is incorporated by reference under this Item 1.01.

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Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company appointed Jose Luis Laparte as President, effective October 8, 2004. Mr. Laparte has served as a consultant for the Company since June 2004. Prior to joining the Company as a consultant, Mr. Laparte spent more than 14 years working for Wal-Mart Stores, Inc. in Mexico and the United States in progressively responsible positions. From October 2002 through September 2003, he served as Vice President of Sam’s International, where he directed and managed the company’s operations, finance, sales, marketing, product development and merchandising. From May 2000 to October 2002, he served as Vice President, Wal-Mart de Mexico, and from June 1998 through April 2000, he served as General Merchandise Manager, Wal-Mart de Mexico. Mr. Laparte received a degree in systems engineering from Universidad La Salle.

Mr. Laparte entered into an employment agreement with the Company on June 3, 2004 for a term of one year beginning October 8, 2004. Pursuant to this agreement, as amended August 2, 2004, Mr. Laparte is entitled to receive a base annual salary of $360,000 and an annual bonus of up to $100,000 depending on the Company’s operating performance. The agreement also provides for Mr. Laparte to receive a housing allowance of $50,000, up to 11 round-trip tickets to and from Mexico City to San Diego for Mr. Laparte and members of his family and reasonable moving expenses to Mexico at the end of the employment term. Mr. Laparte may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company’s interests, without the prior written consent of the Company. Mr. Laparte is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to officers under the Company’s standard company benefits practices and plans. Mr. Laparte may terminate the agreement at any time on 90 days’ prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Laparte. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Laparte will be entitled to the continuation of his base salary for one year, payable in conformity with the Company’s normal payroll period. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Laparte’s employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Laparte shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Laparte under the agreement by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

Item 9.01. Financial Statements and Exhibits

(c) The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Common Stock Purchase Agreement by and among the Company and the Investors named therein, dated as of October 4, 2004.

10.2	Stockholder Voting Agreement by and among the Company and the Investors named therein, dated as of October 4, 2004.

10.3	Employment Agreement by and between the Company and Jose Luis Laparte, dated as of June 3, 2004.

10.4	First Amendment to Employment Agreement by and between the Company and Jose Luis Laparte, dated as of August 2, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2004	PRICESMART, INC.

	By:	/s/ John M. Heffner
John M. Heffner Chief Financial Officer

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